UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant X
Filed by a party other than the registrant ____
Check the appropriate box:
____ Preliminary proxy statement	____ Confidential, for use of the Commission only [as permitted by Rule 14a-6(e)(2)].
X Definitive Proxy Statement.
____ Definitive Additional Materials.
____ Soliciting Material Pursuant to §240.14a-12.
National HealthCare Corporation
(Name of Registrant as Specified in Its Charter)
________________________________________ (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing fee (check the appropriate box):
X No Fee required.
____ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
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(4)	Proposed Maximum aggregate value of transaction:
(5)	Total fee paid:
___	Fee paid previously with preliminary materials.
___

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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April 1, 2015

Dear Fellow Shareholder:

It is my pleasure to invite you to attend NHC’s 2015 Annual Meeting of Shareholders. The annual meeting will be held on Thursday, May 7, 2015 at 4:00 PM CDT on the 14th Floor at the City Center in Murfreesboro, 100 E. Vine Street, Murfreesboro, Tennessee.

The Notice of Annual Meeting and Proxy Statement in this mailing describe the business items we plan to address at the meeting. We also will present a brief report on our business and respond to your questions.

Your vote is very important. Please take the time to cast your vote regardless of the number of shares you own. You have the option to cast your proxy vote by telephone   (1-800-690-6903) or online at www.proxyvote.com as provided by Broadridge Financial Solutions. These are quick, cost-effective and easy ways for you to submit your proxy. If you vote by telephone or via the internet, you do not need to return the enclosed proxy card by mail. If you prefer to vote by mail, please promptly sign, date and return the enclosed proxy card in the postage-paid envelope provided.

I look forward to seeing you on May 7th.

Best regards,

Robert G. Adams
Chief Executive Officer
City Center – 100 E. Vine Street – Murfreesboro, TN 37130 – (615) 890-2020

NHC

100 E. Vine Street

Murfreesboro, TN 37130

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2015 Annual Meeting of the Shareholders (the “Meeting”) of National HealthCare Corporation (“NHC” or the “Company”) will be held on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 7, 2015, at 4:00 PM CDT. At the meeting, we will vote on the following items and any other matters that are properly presented at the meeting:

1) Reelect two directors;

2) Approval of an amendment to the 2010 Equity Incentive Plan;

3) Transact such other business as may properly come before the meeting or any continuances of it.

The nominees for reelection as directors are Dr. J. Paul Abernathy, and Mr. Robert Adams. These nominees currently serve as directors of the Company. The amendment to the 2010 Equity Incentive Plan would increase the number of shares of common stock under the plan from 1,125,000 to 2,325,000 and the number of shares of common stock under the Employee Stock Purchase Plan subplan from 75,000 to 250,000.

The Board of Directors (the “Board”) has chosen the close of business on Monday, March 9, 2015 as the record date (the “Record Date”) for the determination of shareholders who must be notified of and who are eligible to vote at the meeting or at any postponement or adjournment of the meeting.

Please use the toll-free phone number or vote online at www.proxyvote.com (provided by Broadridge Financial Solutions) or sign, date, and return the proxy card promptly in the enclosed envelope. All proxy materials are also available via the website at www.nhccare.com. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

As authorized by the Board of Directors,

John K. Lines
SVP, General Counsel & Secretary

April 1, 2015

Murfreesboro, TN

Your Vote is Important!

NHC

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100 E. Vine Street

Murfreesboro, Tennessee 37130

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PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because NHC’s Board of Directors is asking (or soliciting) shareholders to provide proxies to be voted at our 2015 Annual Meeting of the Shareholders. The Meeting is scheduled for May 7, 2015 at NHC’s principal executive office, located on the 14th Floor of the City Center at 100 E. Vine Street, Murfreesboro, Tennessee. Your proxy will be used at the meeting or at any adjournment or postponement of the Meeting. In this Proxy Statement, we refer to National HealthCare Corporation as “NHC,” “we,” “our” or the “Company.”

What is a proxy?

A proxy is a legal designation of another person to vote your shares. You may authorize the other person by phone or via an Internet website. You also may do so in writing by filling out your proxy card if you hold shares in your own name. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail, by completion of a voting instruction card, by telephone or via the Internet.

When is this Proxy Statement (with Annual Report) being mailed?

This Proxy Statement and the proxy card are first being sent to shareholders on or near April 1, 2015. A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2014, including audited financial statements, is also enclosed.

Are the proxy materials available on the Internet?

A full set of proxy materials is available on the NHC website at www.nhccare.com. Just click on the button labeled “2015 Proxy Materials” after clicking on the “Investor” tab. Our Company maintains the confidentiality of shareholders who use our website. We do not utilize “cookies” or other tracking features on the NHC website.

How can you vote?

You may vote by using the toll-free number or via the Internet at www.proxyvote.com. Your proxy card includes instructions for using these quick, cost-effective and easy voting methods. You also may simply fill out, sign and date your proxy card and mail it in the prepaid envelope included with these proxy materials. If you vote by telephone or the Internet, DO NOT return your proxy card by mail. You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the meeting. You also may vote by submitting a ballot in person if you attend the meeting. However, we encourage you to vote by proxy card, by telephone or via the Internet even if you plan to attend the meeting. If you hold shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following the instructions that the broker or nominee provides to you with these materials. Most brokers offer voting by mail (with the completion of a voting instruction card), by telephone and the Internet. If you hold shares through a broker or other nominee and wish to vote your shares at the meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the Meeting.

Can I revoke my proxy?

You have the power and right to revoke the proxy at any time before the Meeting. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

Who is entitled to vote at the meeting?

All shareholders who held shares of Common Stock or Preferred Stock at the end of the business day on the Record Date (March 9, 2015) are entitled to receive notice of and to vote at the meeting.

Who attends the Meeting?

Shareholders (or their authorized representatives) and our guests are invited to attend the Meeting.

How will your shares be represented at the meeting?

At the Meeting, the officers named in the proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board of Directors recommends, which is:

 “FOR” the reelection of each of the nominees for director named in this Proxy Statement.

“FOR” the amendment to the 2010 Equity Incentive Plan.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, but if other matters are brought up before or at the meeting, the officers named in your proxy would take action in their judgment in the best interests of our Company and its shareholders.

How many shares will be voted at the Meeting?

All shareholders who hold shares at the end of the business day on the Record Date are entitled to vote at the Meeting. The outstanding voting securities of the Company as of March 9, 2015, consisted of 14,112,169 shares of Common Stock, par value $.01 per share (“Common Stock”) and 10,836,659 shares of Series A Convertible Preferred Stock, par value $.01 per share (“Preferred Stock”). Each holder of shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Each holder of a share of Preferred Stock has the right to one vote for each share of Common Stock into which such share of Preferred Stock can be converted. The number of shares of Common Stock distributed upon conversion of a share of Preferred Stock is currently .24204. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

What constitutes a quorum for the Annual Meeting?

The holders of a majority of the voting power of the shares of Common Stock and Series A Convertible Preferred Stock outstanding on the Record Date, together as a single class, will constitute a quorum at the Meeting. Shares of Common Stock and Preferred Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company’s Secretary who will determine whether or not a quorum is present.

How many votes are required for the proposals?

A majority of the votes cast are required to approve both proposals. Our Company’s 1997 Bylaws provided that directors were “elected by a plurality of the votes cast at the Annual Meeting of the Shareholders or at a special meeting of the shareholders called for that purpose.” In February 2013, the Board of Directors amended the Company’s Bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.

In accordance with the Bylaw amendment, the Board will nominate for election or reelection as a director only candidates who agree to tender, promptly following their failure to receive the required vote for election or reelection at the next meeting at which they would face election or reelection, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for reelection, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

How will abstentions be counted?

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes on such matter.

What is a broker non-vote and how is it counted?

If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a “broker non-vote” may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this Proxy Statement?

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Are there any shareholders that beneficially own more than 5% of NHC’s stock?

The following information is based upon filings made by the persons or entities identified below with the Securities and Exchange Commission (“SEC”). Except as set forth below, as of the close of business on March 9, 2015, no person or entity was known to us to beneficially own more than 5% of the outstanding Common Stock or Preferred Stock.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership of Common Stock	Percent of Class(1)	Amount & Nature of Beneficial Ownership of Preferred Stock	Percent of Class(1)

National Health Corporation (2) P. O. Box 1398 Murfreesboro, TN 37133	1,353,815(3)	9.4%	1,271,147	11.7%
Dorothy B. Adams 5380 Gulf of Mexico Dr., Ste. 105 Longboat Key, FL 34228	1,141,376(4)	7.9%	1,367,670	12.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,060,231(5)	7.5%	-	-
W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	801,166(6)	5.6%	518,589	4.8%
Ira Sochet P. O. Box 398536 Miami Beach, FL 33239	758,696(7)	5.4%	193,879	1.8%
Robert G. Adams 100 E. Vine Street, Suite 1400 Murfreesboro, TN 37130	544,887(8)	3.8%	662,789	6.1%

(1) Each share of Series A Convertible Preferred Stock is convertible into .24204 of a share of Common Stock at any time at the option of the holder. The percentages shown are based on 14,112,169 shares of Common Stock outstanding plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days and assuming the conversion of the Preferred Stock held by such holder (but not the conversion of Preferred Stock by any other holder). The percentage shown for the Preferred Stock is based on 10,836,659 shares of Preferred Stock outstanding.

(2) National Health Corporation is owned solely by the National Health Corporation Leveraged Employee Stock Ownership Plan & Trust. Its Board of Directors is composed of D. Gerald Coggin, Jeffrey R. Smith and Michael Ussery, all of whom disclaim any beneficial ownership thereof.

(3) This number includes 307,668 shares issuable upon conversion of the Preferred Stock.

(4) This number includes 330,483 shares of Common Stock that could be obtained from the conversion of the Preferred Stock. Of these shares, 139,312 common shares and 575,578 preferred shares are owned by the Adams Group, of which Ms. Adams has beneficial ownership. Based solely on a Schedule 13G filed October 19, 2009.

(5) Based solely on a schedule 13G/A filed on February 11, 2015. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) This number includes 27,490 shares in stock options outstanding to Mr. W. A. Adams and 125,519 shares issuable upon conversion of the Preferred Stock. Of these shares, 648,157 common shares and 518,589 preferred shares are owned by trusts and partnerships of which Mr. W.A. Adams is the trustee or general partner.

(7) This number includes 46,926 shares of Common Stock that could be obtained from the conversion of the NHC Preferred Stock. Includes shares of Common Stock held by Ira Sochet Trust, and shares of Common Stock held by Sochet & Company, Inc. Based solely on Schedule 13G filed by Mr. Sochet on February 26, 2015.

(8) This number includes 160,421 shares of Common Stock that could be obtained from the conversion of the Preferred Stock.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors are divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At its February 11, 2015 meeting, the Nominating and Corporate Governance Committee voted to nominate two directors for reelection to the Board, each to serve a term of three years or until their successors are duly elected and qualified. These currently serving directors are J. Paul Abernathy, and Robert Adams. They were unanimously approved on motion made by Mr. LaRoche and seconded by Mr. Tucker.

In February 2013, the Board of Directors amended the Company's Bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Dr. Abernathy and Mr. Robert Adams as directors. If the nominees become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person(s) as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS.

DIRECTORS OF THE COMPANY

NHC has a seven person Board of Directors. Directors each serve a three-year term and may be removed from office for cause only. The following table gives information about our directors:

Name and Address of Directors	Age	Position	Expiration of Term

J. Paul Abernathy, M.D. 2102 Greenland Dr. Murfreesboro, TN 37130	79	Director	2015
Robert G. Adams 100 Vine St., Ste. 1400 Murfreesboro, TN 37130	68	Director, CEO & Chairman	2015
W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	69	Director	2017
Ernest G. Burgess III 7097 Franklin Road Murfreesboro, TN 37128	75	Director	2017
Emil E. Hassan 1704 Irby Lane Murfreesboro, TN 37127	68	Director	2017
Richard F. LaRoche, Jr. 2103 Shannon Dr. Murfreesboro, TN 37129	69	Director	2016
Lawrence C. Tucker 140 Broadway New York, NY 10005	72	Director	2016

J. Paul Abernathy, M.D. (Independent Director) joined the Board in 2003 and is a retired general surgeon. He was in private practice at Murfreesboro Medical Clinic from 1971 until retirement in 1995. Previously, he served as a general practice physician for Hazard Memorial Hospital in Hazard, Kentucky. Lt. Col. Abernathy additionally served as a flight surgeon for the Homestead Air Force Base in Florida and Chief of Surgery for the United States Air Force at Keesler Air Force Base in Mississippi. Dr. Abernathy twice served as President of the Rutherford County Stones River Academy of Medicine and is a member of the American College of Surgeons. Dr. Abernathy has a B.S. degree from Middle Tennessee State University and an M.D. degree from the University of Tennessee. From his many years as a practicing physician, Dr. Abernathy brings a unique perspective to the Board on physician matters and the business of health care. He serves on the Company’s Audit Committee, Compensation Committee and is chairman of the Nominating and Corporate Governance Committee.

Robert G. Adams (Chairman, CEO & Inside Director) has served NHC for 40 years - 18 years as Senior Vice President, 10 years as Chief Operating Officer, 5 years as President, 10 years as CEO and 22 years on the Board of Directors. He became Chairman of the Board on January 1, 2009 and has been Chief Executive Officer since November 1, 2004. He has extensive long-term health care experience, including serving NHC as a health care center administrator and Regional Vice President. As the sole management representative, Mr. Adams provides a unique perspective regarding the business and strategic direction of the Company and brings his experience in all aspects of the Company’s business to the Board’s deliberations. Mr. Adams has a B.S. degree from Middle Tennessee State University. He also served on the board of National Health Realty, Inc. from December 1997 through October 2007. He is the brother of W. Andrew Adams and brother-in-law of D. Gerald Coggin.

W. Andrew Adams (Affiliated Director) served NHC as a full-time employee and director for 32 years and served as its President and CEO until he resigned those positions in 2004, remaining as Chairman of the Board through 2008. At its inception in December 1997, he served National Health Realty, Inc. as President and Chairman of the Board, resigning his position as President in November 2004. Mr. Adams has been President (through February 25, 2009) and CEO (through February 28, 2011) and Director of National Health Investors, Inc. (“NHI”) since its inception in 1991; he continues as Chairman of the Board. He previously served on the boards of American Health Care Association, National Council of Health Centers, Assisted Living Concepts, SunTrust Bank, Lipscomb University and the Boy Scouts of America. Mr. Adams’ years of experience in the health care industry are invaluable to the Board along with his thorough financial acumen and leadership skills. He received his B.S. and M.B.A. from Middle Tennessee State University. He is the brother of Robert G. Adams and brother-in-law of D. Gerald Coggin.

Ernest G. Burgess, III (Independent Director) served as NHC’s Senior Vice President of Operations for 20 years before retiring in 1994. In his past role as Senior Vice President of Operations, he gained significant operational experience in the long-term care business as well as experience with financial and accounting matters. He has a M.S. degree from the University of Tennessee and is currently the Mayor of Rutherford County, Tennessee. He brings to the Board unique leadership skills as well as the current government relations experience he has acquired as Mayor. Mr. Burgess also served on the board of National Health Realty, Inc. from December 1997 through October 2007. Mr. Burgess has been an NHC director since 1992 and serves on NHC’s Audit Committee, Compensation and Nominating Committee and Corporate Governance Committee.

Emil E. Hassan (Independent Director) joined the Board in April 2004. In 2004, he retired from the position of Senior Vice President of manufacturing, purchasing, quality and logistics for Nissan North America, Inc. Prior to joining Nissan, he was with Ford Motor Co. for twelve years, where he held various management positions in engineering and manufacturing. Mr. Hassan brings to the Board, among other skills and qualifications, years of management and financial experience from his positions with Nissan and Ford Motor Company. He is the chairman of the Business/Education Partnership of Murfreesboro and Rutherford County and he sits on the St. Thomas Health Board of Directors and serves on its Quality and Safety Committee along with the Finance Committee. He is a member of the Society of Automotive Engineers, the Leadership Rutherford Alumni Association, the Leadership Nashville Alumni Association and the Rutherford County Chamber of Commerce. He is a former board member of the Federal Reserve Bank of Atlanta, Nashville Branch. Mr. Hassan is chairman of NHC’s Compensation Committee and also serves on NHC’s Nominating and Corporate Governance Committee and Audit Committee.

Richard F. LaRoche, Jr. (Independent Director) served NHC 27 years as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as an NHC Board member since 2002. Mr. LaRoche also serves on the board of Cross Border Resources, Inc. (XBOR: Amex) and is chair of its Corporate Governance Committee and serves on its Audit Committee and Compensation Committee. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche serves as a director of privately held Lodge Manufacturing Company and has previously served on the publicly held boards of National Health Investors, Inc. (1991 through 2008), National Health Realty, Inc. (1997 through 2007) and Trinsic, Inc. (2003 through 2006). Mr. LaRoche’s long career as former Secretary and General Counsel of the Company, during which time he was responsible for the Company’s finance and development initiatives, provides the Board with invaluable experience in addressing the issues and challenges facing the Company. He serves on NHC’s Nominating and Corporate Governance Committee, Compensation Committee and as chairman of the Audit Committee.

Lawrence C. Tucker (Independent Director) has been with Brown Brothers Harriman & Co., private bankers, for 48 years and became a general partner of the firm in January 1979. He served on that firm’s steering committee and was responsible for its corporate finance activities, which included management of the firm’s private equity funds. Mr. Tucker’s experience on several publicly traded company boards provides our Board with a unique national perspective needed for our growth strategy. His experience and expertise in the financial industry has proven invaluable. Mr. Tucker has been an NHC director since 1998 and serves on NHC’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS OF THE COMPANY

Officers serve at the pleasure of the Board of Directors. The following table gives information about our executive officers (those not serving on the Board):

Name and Address of Executive Officers	Age	Position

D. Gerald Coggin 100 E. Vine St., Ste. 1400, Murfreesboro, TN	63	Senior V.P., Ancillary Services & Corporate Relations
Donald K. Daniel 100 E. Vine St., Ste. 1200, Murfreesboro, TN	68	Senior V.P. & Controller, Principal Accounting Officer
Stephen F. Flatt 100 E. Vine St., Ste. 1400, Murfreesboro, TN	59	President
David L. Lassiter 100 E. Vine St., Ste. 600, Murfreesboro, TN	60	Senior V.P., Corporate Affairs
John K. Lines 100 E. Vine St., Ste. 1400, Murfreesboro, TN	55	Senior V.P., Secretary & General Counsel
Julia W. Powell 100 E. Vine St., Ste. 800, Murfreesboro, TN	65	Senior V.P., Patient Services
Charlotte A. Swafford 100 E. Vine St., Ste. 1100, Murfreesboro, TN	67	Senior V.P. & Treasurer
Michael Ussery 100 E. Vine St., Ste. 1400, Murfreesboro, TN	56	Chief Operating Officer

Gerald Coggin (Senior Vice President, Ancillary Services & Corporate Relations) has been employed by NHC since 1973. He served as both a health care center administrator and Regional Vice President before being appointed Senior Vice President in 2004. He received a B.A. degree from Lipscomb University and an M.P.H. degree from the University of Tennessee. Mr. Coggin is responsible for the Company’s rehabilitation, managed care, hospice, legislative activities, investor and public relations. He is the brother-in-law of W. Andrew Adams and Robert G. Adams.

Donald K. Daniel (Senior Vice President & Controller, Principal Accounting Officer) joined the Company in 1977 as Controller and has served as the Principal Accounting Officer since 1993. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas.

Stephen F. Flatt (President) joined NHC in June 2005 as Senior Vice President-Development. On January 1, 2009, Dr. Flatt became NHC’s President. He served as the President of Lipscomb University from 1997 through June 2005 and, prior to that, President of Ezell Harding Christian School in Nashville and Vice President of Financial Affairs and Institutional Planning at Lipscomb. Dr. Flatt currently serves on the Board of Directors of The Community Foundation of Middle Tennessee, and the Board of Directors of Nashville Inner City Ministry. Dr. Flatt is a member of the Nashville Health Care Counsel. In 2013, he was a member of the Council’s inaugural “Health Care Fellows” Program led by Senator Bill Frist. Also in 2013 he was named one of Middle Tennessee’s “Health-Care Heroes” by the Nashville Business Journal. He received his B.A. degree from David Lipscomb College and his M.S. degree and PhD from George Peabody College of Vanderbilt University.

David L. Lassiter (Senior Vice President, Corporate Affairs) joined the Company in 1995. From 1988 to 1995, he was Executive Vice President, Human Resources and Administration for Vendell Healthcare. From 1980-1988, he was in human resources positions with Hospital Corporation of America and HealthTrust Corporation. Mr. Lassiter has a B.S. and an M.B.A. from the University of Tennessee.

John K. Lines (Senior Vice President, General Counsel & Secretary) joined the Company in 2006. He served as General Counsel of Trinsic, Inc. from May 2005 through August 2006. Prior to that Mr. Lines was the Assistant General Counsel of Quest Communications International from April 2003 to May 2005. Prior to April 2003, Mr. Lines acted as General Counsel to several companies including Sorento Networks, Inc., ResortQuest International, Inc. and Insignia Financial Group, Inc. He was also an associate with the law firm of Squire, Sanders and Dempsey. Mr. Lines has a B.S. in both Accounting and Finance from Purdue University and a J.D. from Indiana University-Bloomington.

Julia W. Powell (Senior Vice President, Patient Services) has been with the Company since 1974 becoming Senior Vice President, Patient Services in 2004. She has served as a nurse consultant and director of patient assessment computerized services for NHC. Ms. Powell has a B.S. in nursing from the University of Alabama, Birmingham, and an M.A. in sociology with an emphasis in gerontology from Middle Tennessee State University.

Charlotte A. Swafford (Senior Vice President & Treasurer) has been Treasurer of the Company since 1985. She joined the Company in 1973 and has served as Staff Accountant, Accounting Manager and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Michael Ussery (Chief Operating Officer) has been with the Company since 1980. On January 1, 2009, Mr. Ussery was appointed Chief Operating Officer of NHC. During his tenure with NHC he has served as Senior Vice President-Operations, Senior Vice President-Central Region, Regional Vice President, and Administrator in multiple locations. Mr. Ussery also won the top honor of Administrator of the Year in 1989. He was promoted to Senior Vice President, Operations in early January 2005. Mr. Ussery has a B.B.A. from Notre Dame and an M.B.A. from Middle Tennessee State University.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held four meetings during 2014. All directors were present at the regularly scheduled meetings of the Board and of committees on which they served. The Company strongly urges, but does not require, directors to attend the 2015 Annual Meeting of the Shareholders. At the 2014 Annual Meeting, all directors were in attendance. The NYSE MKT listing rules require that a majority of the Board be comprised of independent directors. The Board has identified Dr. Abernathy, Mr. Burgess, Mr. Hassan, Mr. LaRoche and Mr. Tucker as independent directors according to Section 802A of the NYSE MKT Company Guide.

We believe the traditional board leadership model – with our Chief Executive Officer also serving as Chairman of our Board of Directors – benefits our Company in several ways. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, suppliers and other business partners have always viewed the Chairman/CEO of NHC as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business. Accordingly, we believe a combined Chairman/CEO position is currently the best governance model for our Company and our shareholders.

Our Board committees, each comprised solely of five independent directors and each with a separate chair, are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Audit Committee oversees the accounting and financial reporting processes, as well as legal and compliance matters and some aspects of the Company’s risk management processes. The Compensation Committee oversees the annual performance evaluation of our Chairman/CEO and, along with the full Board of Directors, is also responsible for overseeing succession planning. The Nominating and Corporate Governance Committee monitors matters such as the composition of the Board and its committees, Board performance and “best practices” in corporate governance.

Our Board’s Audit Committee is responsible for overseeing the risk management function of the Board. As part of this function, the Audit Committee has appointed a Certification Committee comprised of the Company’s Compliance Officer, Chief Audit Executive, Principal Accounting Officer, General Counsel and Vice President of Treasury to meet quarterly with a designated member of the Board’s Audit Committee. These officers meet with the designated Audit Committee representative separately and then jointly to report on risk related matters and to ensure proper communication between senior management, the Audit Committee and the full Board of Directors. While the Audit Committee discharges this responsibility, our entire Board of Directors is also actively involved in overseeing risk management. For example, at each of its meetings, the Board receives a report from the Chair of the Audit Committee and discusses risks that we are currently facing. In addition, each of our Board committees considers the risks within its area of responsibilities. For example, our Compensation Committee considers risks that may be implicated by our executive compensation programs and, consistent with NYSE MKT Listing Standards, our Audit Committee considers the impact of risk on our financial position and the adequacy of our risk-related internal controls.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent board chairman, or a lead or presiding director, would improve the performance of the Board.

On an annual basis, as part of our governance review and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our shareholders. We recognize that different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—where our CEO serves as Chairman of the Board, the Board is comprised of experienced independent directors, the Board committees are led by independent directors and the independent directors hold regular meetings in executive session remains the optimal structure for our Company and our shareholders.

The Board publishes the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on NHC’s website at www.nhccare.com. Each committee is submitting a report in this Proxy Statement. Each committee adopted its respective charter, which provides that each committee elects a chairman. These committee meetings serve as the vehicle for regularly scheduled executive sessions of the non-management directors. The committee chairman serves as the presiding officer at committee meetings.

The Audit Committee has adopted procedures to receive and address complaints regarding accounting, internal control, and auditing issues. The full Board has adopted the NHC Code of Conduct and the NHC Valuesline, which are described on the Company’s website (under the tab labeled “Investors”) and in this Proxy Statement on pages 46 and 47.

Finally, we note that the Board has found that Audit Committee member and Chairman Richard F. LaRoche, Jr. meets the SEC definition of audit committee financial expert, and meets the NYSE MKT definition of an independent director.

BOARD OF DIRECTORS

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process followed by the Committee is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National HealthCare Corporation, 100 E. Vine Street, Suite 1400, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee. Any such nominations by shareholders shall include the candidate’s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 3% of the Company’s Common Stock or Preferred Stock for at least three years as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis, the Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as it follows for candidates submitted by others.

In determining whether to recommend a candidate for the Board’s consideration, the Committee looks at various criteria including diversity, independence, experience, expertise, skills and an understanding of the health care industry, finance and accounting. The Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinion, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis proscribed by law. The principal qualification of a director is the ability to act successfully on the shareholders’ behalf. The Committee then evaluates each nominee and does an internal rank ordering. Because of their experience with the Company, existing Board members are automatically considered by the Committee for reelection. The Company believes that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. The Company has not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee met once in 2014 on February 11, and then once in 2015, on February 11, which resulted in the nominations of J. Paul Abernathy and Robert Adams for reelection to the Board at this 2015 Annual Meeting.

Submitted by the National HealthCare Corporation Nominating and Corporate Governance Committee.

J. Paul Abernathy, Chairman
Ernest G. Burgess III
Emil E. Hassan
Richard F. LaRoche, Jr.
Lawrence C. Tucker

Report of the Audit Committee

The Audit Committee met four times in 2014 and has filed the following report. The Audit Committee engaged Ernst and Young, LLP (“EY”) for the quarterly reviews and the December 31, 2014 audit.

The Company and EY executed an audit engagement letter on May 21, 2009 and EY was engaged as the Company’s independent registered public accounting firm on May 21, 2009. The Company has executed engagement letters for each subsequent year. The Company has engaged EY as its independent registered public accounting firm for the year ended December 31, 2015. In deciding to engage EY, the Audit Committee reviewed auditor independence and existing relationships with EY and concluded that EY has no relationship with the Company that would impair its independence. Representatives of EY will attend the Meeting, have an opportunity to make a statement if they desire, and be available to answer questions from the shareholders.

During 2014, the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors and shareholders. Management has the primary responsibility for the preparation of financial statements in the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of NHC's financial statements with U.S. generally accepted accounting principles, as well as attesting to the effectiveness of NHC’s internal control over financial reporting. The Audit Committee completed its annual self-assessment evaluation, the senior management assessment, the internal auditor assessment and the external auditor assessment and summarized those assessments for 2014 at its February 11, 2015 meeting.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, which are included in the materials accompanying this Proxy Statement. It also meets quarterly in executive session with the Company’s Section 404 compliance officer and EY. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communicates with Audit Committees” and as required by SEC and NYSE MKT rules. In addition, the Audit Committee has received from the independent registered public accounting firm the written communication required by Rule 3526 of the Public Company Accounting Oversight Board and discussed with them their independence from the Company and its management. Aggregate fees billed for the following categories of services are as follows:

	2013	2014
Audit Fees – EY (1)	$747,976	$817,000
Audit-Related Fees – EY	-0-	-0-
Tax Fees (tax compliance, tax advice and tax planning)	-0-	-0-
All other fees	-0-	-0-

(1) Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim financial statements and statutory audits of insurance subsidiaries.

The Audit Committee’s Pre-Approval Procedure requires the full Audit Committee to pre-approve any transaction with the Company’s independent registered public accounting firm, which pre-approval was obtained in all applicable cases.

In reliance on the reviews and discussions referred to above and the Restated Audit Committee Charter and legal requirements applicable for 2014, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and Section 404 attestation report be included in the

Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission and distribution to our shareholders.

The members of the Audit Committee are listed below. Each has been determined to be independent and the Chairman to be financially literate pursuant to American Stock Exchange Rule 803B.(2)(a)(iii), which is currently adopted by the NYSE MKT. The Board has also found that Audit Committee member and Chairman Richard F. LaRoche, Jr. meets the SEC definition of “Audit Committee Financial Expert.”

Submitted by the National HealthCare Corporation Audit Committee.

Richard F. LaRoche, Jr., Chairman
J. Paul Abernathy, M.D.
Ernest G. Burgess III
Emil E. Hassan
Lawrence C. Tucker

Compensation Committee Report

The Compensation Committee, which met two times in 2014, sets the compensation principles for the Company and reviews and establishes the principles for individual compensation levels for the named executive officers.

For the annual executive compensation review, management provides the Compensation Committee with benchmark data for base salary and equity awards; additionally, management uses the web-based Equilar compensation database as a source for benchmark data for the named executive officers. Equilar draws data from proxy statements and reports filed with the Securities and Exchange Commission. No other compensation consultants are used by the Committee.

The Company does not have employment agreements with its executive officers. However, on November 8, 2010, the Board of Directors of the Company approved a form of indemnification agreement to be entered into with each of its directors and executive officers. The indemnification agreement is a single standard form for each of the Company’s directors and executive officers and supplements and clarifies the Company’s indemnification obligations under its certificate of incorporation and bylaws. The Company may enter into the indemnification agreement with future directors and executive officers.

The Chief Executive Officer’s compensation is based on his performance in light of the corporate goals and objectives approved by the Committee. In determining the long-term incentive component of the CEO’s compensation, the Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Chief Executive Officer in past years. The Committee meets with the Chief Executive Officer of the Company to discuss the annual evaluation of the CEO’s performance. Robert G. Adams has been the Chief Executive Officer since November 1, 2004.

The Committee has reviewed the Compensation Discussion & Analysis (“CD&A”) with management and based on that review has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into NHC’s Form 10-K.

Submitted by the National HealthCare Corporation Compensation Committee.

Emil E. Hassan, Chairman
J. Paul Abernathy
Ernest G. Burgess III
Richard F. LaRoche, Jr.
Lawrence C. Tucker

COMPENSATION DISCUSSION & ANALYSIS

We believe that our partners (as we call our employees) are the single most important element in our success. We design our compensation program to be as similar as possible for all partners, irrespective of location, title or responsibilities. For example, we attempt to mirror the compensation plan for our partners who deliver “hands on” care with the compensation of their center-based supervisors, regional office supervisors and home office supervisors, including the named executive officers of the Company. The following overview will discuss each element of compensation both as it relates to our partners generally and specifically to our five named executive officers (“Named Executive Officers”).

Historically we have designed and continue to implement a compensation program for all partners with the objective of providing every partner the opportunity to obtain total compensation equal to or higher than individuals in comparable markets or companies providing quality services in long-term health care.

Over time our compensation plan has created elements of compensation in three broad areas: first, current cash compensation; second, equity-related compensation to allow partners to participate in the growth and performance of the Company; and third, post-employment compensation. Fringe benefits, while not a significant element of our compensation program, are also discussed. The Company’s say-on-pay proposal was approved by over 99% of the votes cast at the 2014 annual meeting. The Committee and the Board had a discussion of the results of such shareholder vote and given the high level of shareholder support, the Committee did not materially revise the Company’s compensation policies and decisions relating to the named executive officers as a result of such vote. The Committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the named executive officers.

Cash Compensation

Base Salary. Our partners, including executive officers, are paid a salary which, in keeping with our overriding objective of performance-based compensation, is generally less than the salaries of employees at comparable companies, like Kindred Health, Skilled Healthcare and Sun Health, which are similar companies in the long-term health care industry. We believe that as a partner has greater opportunity to impact the Company’s overall quality and profitability goals, the percentage of their income derived from base salary should decrease. In general, we have no employment agreements with our partners, including the Named Executive Officers, other than our center administrators and directors of nursing, who have one-year contracts. Based on public documents, we believe that base salaries for our Named Executive Officers are below salaries for comparable executive officers at “peer” companies, but our Named Executive Officers are afforded a greater opportunity for performance compensation.

Bonus Compensation. Our partners, from the hourly workers in the health care centers to the Named Executive Officers, have the opportunity to participate in cash incentive compensation plans. All of our officers, both Named Executive Officers and other executives, have allocated among themselves the responsibility for predetermined annual Company quality and financial objectives and can earn performance bonuses from the Pool described below. The Compensation Committee believes that the emphasis on both quality and financial objectives discourages excessive risk taking and that the Named Executive Officers are not rewarded for taking risks beyond those inherent in the Company’s business.

The bonuses to our Named Executive Officers are typically funded from the “NHC Executive Officer Performance Based Compensation Plan” (the “Plan”), which has been in operation in one form or another since 1977. The current plan was established and approved by our shareholders at the 2007 Annual Shareholders Meeting, amended with shareholder approval at the 2008, 2010, and 2013 Annual Shareholders Meetings. The Plan requires that we achieve a significant annual return for our shareholders prior to any material performance compensation awards. At the commencement of each calendar year the Board approves a pretax earnings goal in order to insure deductibility for tax purposes. In 2014, that pretax earnings goal was $75 million (prior to determining the compensation award itself). If the pretax earnings goal is met for the year, the Pool is formed of two components: first, a base award equal to $4 million and, second, a bonus award calculated as follows:

•

Shareholders must first receive a required return equal to 15% of beginning common equity plus an estimate of the amount of pretax earnings necessary to pay the dividends on Preferred Stock, after including the expense of the $4 million base award; and

•

An incentive bonus is then allowed equal to 30% of the amount in excess of the required return to shareholders.

The Plan is available for performance compensation to our Named Executive Officers, as well as others, as approved by the Compensation Committee of the Board. Since the Plan was approved by the shareholders, we are able to fully deduct for tax purposes compensation paid under the Plan. At the conclusion of each fiscal year and after consultation with the CEO, the Board allocates (in accordance with the terms of the Plan) the Pool among the Named Executive Officers and, in consultation with management, among other participants.

The NHC Executive Officer Performance Based Compensation Plan is designed to reward executive officers and other key employees of the Company. The Compensation Committee recommends and the Board approves an initial allocation of the amounts earned subject to a final allocation made by the Compensation Committee and ratified by the full Board at the end of the fiscal year. The Committee also considers any stock awards, discretionary bonuses or other compensation paid to our executive officers for that fiscal year.

In making its allocation of the Pool, our Board’s Compensation Committee initially reviews our CEO’s salary and allocates a portion of the bonus to him based on his performance in light of the attainment of the corporate goals and objectives formulated for that fiscal year. The CEO’s corporate goals include, but are not limited to, (i) quality care, (ii) effective management of the Company’s capital structure, (iii) full compliance with internal control requirements, (iv) effective communication with our Board of Directors and shareholders, (v) succession planning, (vi) long term growth strategies and opportunities, (vii) overall Company financial performance, and (viii) customer and investor satisfaction. For 2014 the Compensation Committee allocated 50% of this pool to the Chief Executive Officer and lesser amounts (as identified in the Summary Compensation Table) to the other four Named Executive Officers. Mr. Robert Adams’ “at-risk” bonus compensation is larger than the other Named Executive Officers because of the nature and scope of his leadership responsibilities, the level of accountability for the Company’s overall performance and his greater ability to impact that overall corporate performance.

Mr. Flatt and Mr. Ussery have the opportunity to earn performance bonuses in amounts as determined in individual plans and payable upon obtaining the goals and objectives of those plans. Awards under the individual plans are based upon measurable performance factors and are not discretionary.

For 2014, the amount Mr. Flatt earned under his non-discretionary plan was based on the performance of the Company's skilled nursing facilities, assisted living centers, homecare operations, ancillary services operations, construction and development and legislative initiatives. For 2014, the amount Mr. Ussery earned under his non-discretionary plan was based on the performance of the Company’s skilled nursing facilities, assisted living centers, homecare operations and ancillary services operations.

Actual performance is compared to the goals and target outcomes under the respective individual plans to determine the amount of the bonus payments earned, and the amounts earned are paid as required under the terms of the plans. There are numerous goals and targets under the plans as they are determined by location and type of services offered. The targets under the plans are calculated at the individual business entity level and the details of the plans would enable competitors to adjust their business plans and operations due to learning confidential and proprietary Company information. The actual amounts paid in 2014 are reflected in the Summary Compensation Table below. The Board's Compensation Committee considers the amounts earned under the individual plans when determining additional amounts to recommend to the Board to be paid under the NHC Executive Officer Performance Based Compensation Plan.

Mr. Flatt’s performance plan is measured on the following criteria:

•

survey results (the occurrence or nonoccurrence of Conditions, Standards or Elements resulting from government surveys);

•

the Centers for Medicare and Medicaid Services (CMS) 5 STAR published ratings for the Company’s healthcare centers and Company established quality ratings for the Company’s healthcare centers;

•

the satisfaction of customers based on quality control cards collected from patients and family members in the Company's health care centers and partner satisfaction measured by partners' satisfaction scores from Company;

•

the achievement of annual goals for the installation and implementation of technology improvements within the Company and its healthcare centers and other operations;

•

the development of new construction and acquisitions and meeting or exceeding short and long-term strategic planning goals;

•

the improvement of public policy impacting the lines of business in which the Company operates as measured by government legislative results, and

•

the financial performance of each of the Company's healthcare centers, homecare operations and ancillary operations (including measures comparing actual results to current year budgets, prior period operating results, and accounts receivable ratios, as measured location by location and based upon sliding scale targets).

Mr. Ussery’s performance plan is measured on the following criteria:

•

survey results (the occurrence or nonoccurrence of Conditions, Standards or Elements resulting from government surveys);

•

the Centers for Medicare and Medicaid Services (CMS) 5 STAR published ratings for the Company’s healthcare centers and Company established quality ratings for the Company’s healthcare centers;

•

the achievement of occupancy goals as measured by budgeted census;

•

the satisfaction of customers based on quality control cards collected from patients and family members in the Company's health care centers and partner satisfaction measured by partners' satisfaction scores from Company prepared surveys of partners, and

•

the financial performance of each of the Company’s healthcare centers, assisted living facilities, homecare operations, therapy service operations, and pharmacy operations (including measured comparing actual results to current year budgets, prior period operating results, and accounts receivable ratios, as measured location by location and based upon sliding scale targets).

•

The Company has established these individual plans for Mr. Flatt and Mr. Ussery because it believes that implementing measurable goals for these two senior managers is beneficial to the overall performance of the Company. The amounts available to Mr. Flatt and Mr. Ussery are set forth in the Plan Based Awards chart on page 24.

Mr. Adams, Mr. Daniel and Ms. Swafford, due to their positions, were held responsible for the performance of Company goals and their allocation of the NHC Executive Officer Performance Based Compensation Plan is determined by the Compensation Committee and ratified by the Board. In determining the amount to reward Mr. Adams, Mr. Daniel and Ms. Swafford, the Compensation Committee took into account the total compensation earned by the CEO, Controller and Treasurer at other publicly traded long-term care health care companies, namely Kindred Health, Skilled Healthcare, and Sun Health, to ensure that the amounts paid to each of Mr. Adams, Mr. Daniel and Ms. Swafford are in line with the amounts paid to their peers at other publicly traded long-term care health care corporations. The Compensation Committee also analyzed and compared the financial performance of comparable companies over the prior three-year period to the performance of the Company. Based on this analysis, the bonus compensation for Mr. Adams, Mr. Daniel and Mrs. Swafford was allocated as set forth in the Summary Compensation Table.

With the approval of the Compensation Committee, our Named Executive Officers may receive discretionary bonuses that are paid in addition to any amount paid from the Plan. The payments of such bonuses, if any, are recommended at the discretion of the Chief Executive Officer to the Compensation Committee.

Equity Based Compensation

Our equity compensation has historically been based upon traditional stock option grants. We have maintained shareholder approved stock option plans since 1983. The most recent plan was adopted in 2010. These plans authorize the Board and its Compensation Committee to issue various types of derivative equity, including stock appreciation rights and restricted stock. Every stock option we have issued has been with an exercise price set at the trading price of our stock on the NYSE MKT (or previously the American Stock Exchange) on the stock option’s grant date. The objective of our stock equity policy is both to reward participating partners for their efforts by sharing in the Company’s stock value increase and, second, to induce partners to remain with us. We have historically accomplished the latter by granting stock options with a five year vesting period.

Stock options were last granted from a shareholder approved plan to executive officers and Key Employees in March 2011. These options have a five-year term and vest thirty days prior to the expiration date – February 29, 2016. The grant of stock options is recommended to the Compensation Committee by the executive officers. Historically there have been some stock option grants which were not exercised because they were not “in the money” at the expiration date. The Company has never re-priced stock options. We have never had written policies for the issuance of stock options but historically the Committee has, among other factors, taken into account management’s recommendations in approving the stock option grants. Also, the Committee, upon approval of the grants, has normally authorized management to grant the stock options at their discretion. The Company has never relied upon either the release of material information or the non-release of material information when issuing the grants.

Retirement and Post Employment Compensation

In keeping with our focus on performance compensation, we also believe in the personal responsibility of the partners to plan for their retirement. To this end, we have long made available a qualified defined contribution plan (the “401(k) Plan”) to all partners, including our Named Executive Officers. This plan is provided by National Health Corporation. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that “highly compensated” employees can defer. All of our Key Employees are considered highly compensated and thus are greatly curtailed in their ability to contribute to the 401(k) Plan. Accordingly, the Company offers its highly compensated employees the opportunity to participate in a non-qualified Key Employee Deferred Compensation Plan (the “Key Employee Plan”) provided by a third party. Both plans offer participants a menu of investment choices. In the 401(k) Plan, the Company matches the partner’s contributions to the plan in an amount equal to 50% of the partner’s contribution up to 2.5% of their total quarterly compensation. The 401(k) Plan has an option of investing in our Common and Preferred Stock, but the matching contribution is made irrespective of the investment choices by the partner.

In the Key Employee Plan, the Company will match 15% of a partner’s contribution to the plan only to the extent the partner’s contribution is invested in our stock. All Company contributions are vested when the participant has been in the plan for eight years. Each of the Company’s Named Executive Officers, Mr. Adams, Mr. Daniel, Mr. Flatt, Ms. Swafford, and Mr. Ussery, made contributions to the third party provided Key Employee Plan in 2014, with the amounts of the Company contribution being disclosed in the Summary Compensation Table and their individual deferrals detailed in the narrative. All of the Named Executive Officers, except Mr. Flatt, are now 100% vested in the Company match. The Key Employee Plan is not provided by the Company; it is provided by National Health Corporation.

Fringe Benefits

The following fringe benefits are available to all of our managerial partners, including the Named Executive Officers:

-

Cars may be provided to those officers or partners whose job requirements dictate travel in excess of 20,000 miles per year. None of our Named Executive Officers have such cars.

-

Normal and customary business expenses incurred in the performance of the Company’s duties are reimbursed based upon written guidelines.

-

All full-time partners, whether hourly or salaried, are covered with Company sponsored health insurance and must individually pay a portion of the premium for the plan in which they enroll. In addition, all benefit eligible employees are provided with a life insurance component, the premium of which is paid for all employees by the Company.

2014 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen-sation ($) (3)	All Other Compen-sation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(i)	(j)
Robert G. Adams CEO (5)	2014 2013 2012	110,425 119,302 121,989	1,000,000 2,310,000 2,151,021	109,254 109,254 109,254	0 0 0	28,071 26,790 15,673	1,247,750 2,565,346 2,397,937
Donald K. Daniel SVP & Controller, Prin. Acct. Officer	2014 2013 2012	135,481 135,808 135,000	855,000 1,580,000 1,465,817	88,483 89,332 92,191	0 0 0	26,165 26,582 28,173	1,105,129 1,831,722 1,721,181
Stephen F. Flatt President	2014 2013 2012	120,276 133,635 122,716	0 499,000 464,817	87,403 87,403 87,403	642,377 645,323 590,827	2,921 5,563 3,386	852,977 1,370,924 1,269,149
Charlotte A. Swafford SVP & Treasurer	2014 2013 2012	140,281 139,808 135,000	855,000 1,580,000 1,465,817	87,403 87,403 87,403	0 0 0	25,071 48 3,173	1,107,755 1,807,259 1,691,393
Michael Ussery Chief Operating Officer	2014 2013 2012	136,281 136,808 135,000	0 525,000 490,817	87,965 88,407 88,322	645,710 675,000 615,430	24,071 5,392 27,883	894,027 1,430,607 1,357,452

(1) These bonus amounts were earned pursuant to the NHC Executive Officer Performance Based Compensation Plan or were paid as discretionary amounts as discussed in the CD&A starting on page 17.

(2) None of our Named Executive Officers were granted stock options in 2014. Option awards (in previous years) have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation in this column.

(3) Mr. Flatt and Mr. Ussery have individual performance plans based on quality, financial and growth goals of the Company.

(4) The amounts listed in the All Other Compensation column are comprised of the Company match to the Named Executive Officers’ 401(k) Plan, Key Employee Plan and group term life insurance benefit. Mrs. Swafford did not receive a match in her 401-K Plan but did receive $25,000 to the Key Employee account.. Mr. Adams received a $3,000 match to his 401(k) Plan and $25,000 to the Key Employee plan account. Mr. Daniel received a match of $3,000 to his 401(k) Plan and $23,110 to the Key employee plan account. Mr. Flatt received a $900 match to his 401(k) Plan and $1,950 to the Key Employee plan account. Mr. Ussery received a match of $3,000 to the 401(k) Plan and $21,000 to the Key Employee plan account.

(5) Robert G. Adams is also a director of NHC but receives no compensation as a director.

During 2014, Mrs. Swafford did not defer any compensation under the 401(k) Plan but did defer $168,000 under the Key Employee Plan. Mr. Adams deferred $300,000 under the Key Employee Plan and $23,000 under the 401(k) Plan. Mr. Daniel deferred $166,666 under the Key Employee Plan and $8,180 under the 401(k) Plan. Mr. Flatt deferred $16,500 under the Key Employee Plan and $7,800 under the 401(k) Plan. Mr. Ussery deferred $157,000 under the Key Employee Plan and $23,000 under the 401(k) Plan.

For additional details on Key Employee Plan, please see the details in the table identified as “2014 Nonqualified Deferred Compensation.”

PLAN-BASED AWARDS*

Name (a)	Estimated Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
Robert G. Adams	0	0	0
Donald K. Daniel	0	0	0
Stephen F. Flatt	488,000	650,000	725,000
Charlotte A. Swafford	0	0	0
Michael Ussery	500,000	650,000	725,000

*Columns that do not apply have been deleted.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Robert G. Adams	48,000	46.69	2-29-16
Donald K. Daniel	42,000	46.69	2-29-16
Stephen F. Flatt	42,000	46.69	2-29-16
Charlotte A. Swafford	42,000	46.69	2-29-16
Michael Ussery	42,000	46.69	2-29-16

2014 OPTION EXERCISES AND STOCK VESTED

Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)
Robert G. Adams	12,000	29,774
Donald K. Daniel	6,000	11,654
Stephen F. Flatt	6,000	11,654
Charlotte A. Swafford	6,000	11,654
Michael Ussery	6,000	11,654

(1) The amount in column (c) is the difference between the market price of the underlying securities at exercise and the exercise or base price of the options.

2014 PENSION BENEFITS

The Company does not offer any pension benefit plans; thus this table is not utilized.

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert G. Adams CEO	300,000	25,000	-	0	-
Donald K. Daniel SVP & Controller	166,666	23,110	-	0	-
Stephen F. Flatt President	16,500	1,950	-	0	-
Charlotte A. Swafford SVP & Treasurer	168,000	25,000	-	0	-
Michael Ussery Chief Operating Officer	157,500	21,000	-	0	-

(1) The Key Employee Plan is not provided by the Company and as such the Company has no responsibility for Aggregate Earnings or the Aggregate Balance. While the Company funds and expenses the contributions to the Plan, the Company is not obligated to pay the executive the Aggregate Balance of the nonqualified deferred compensation account and the Aggregate Balance is not a claim on the Company’s assets. Therefore, no amounts are reported under these columns. See the second paragraph under “Retirement and Post Employment Compensation” of the CD&A, on page 22.

The Company’s only non-qualified deferred compensation plan has been previously described under the heading “Retirement and Post Employment Compensation” on page 22. The above table indicates that all of the five Named Executive Officers contributed to the plan during 2014. The amounts set forth in column (b) in the 2014 Nonqualified Deferred Compensation Table above are included in the Summary Compensation Table in columns (c) and (d).

DIRECTOR COMPENSATION

Our principles of directors’ compensation are aligned with the overall goals and objectives of overall partner compensation. That is, the directors (as the policy makers for the Company) should be compensated primarily by the quality and financial performance of the Company and only secondarily by cash compensation. Accordingly, director compensation is divided into two components:

A.

Cash Compensation. Directors receive cash compensation based on meetings actually attended in person. The current compensation is $3,000 per regularly scheduled meeting attended and is an amount which was recommended to the Board by the Chief Executive Officer but which may be set at the Board’s discretion. Since 2002, the Company also chartered and created three Board committees: the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Beginning in 2008, the Chairman of the Audit Committee received an additional fee of $8,000 per year and the Chairmen of the Compensation and the Nominating and Corporate Governance Committees each received an additional fee of 4,000 per year. No additional payments are typically made to either committee members or the chairman of these committees.

B.

Equity Awards. Under the 2005 Plan approved by the Company’s shareholders, directors received a five-year stock option to purchase 15,000 shares of Common Stock, granted and issued on the day of the Annual Meeting of the Shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day. Such options expire at the end of five years and vest immediately upon grant. The 2010 Plan initially provided that instead of the stock option grant, each non-employee director would receive 5,000 shares of restricted stock. Such restricted stock vests 20% each year for five years. Subsequently, on February 14, 2011, the 2010 Plan was amended to provide that directors who are not executive officers will receive a five-year stock option grant to purchase 7,500 shares of the Common Stock to be granted and issued on the day of the Annual Meeting of Shareholders each year with an exercise price set at the closing price of NHC’s Common Stock on that day. Such options will expire at the end of five years and vest immediately upon grant.

On February 16, 2012 and on December 3, 2012, the Compensation Committee granted to each non-employee director a discretionary cash bonus of $115,000. Likewise, on February 10, 2014 a discretionary cash bonus of $125,000 was granted. These bonuses are used to encourage Board members to exercise the full amount of their outstanding options and thus increase their ownership in the Company. The Company believes that it helps align the directors’ interest with that of the shareholders by encouraging increased stock ownership. The Board annually reviews its total compensation package in light of compensation paid to directors of comparable health care companies and has found its compensation comparable with similar companies. The Board, in its reviews of its total compensation, took the bonuses described above into account when comparing its compensation to the compensation paid to directors of comparable health care companies.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(d)	(g)	(h)
J. Paul Abernathy, M.D.	16,000	34,490	125,000	175,490
W. Andrew Adams	12,000	34,490	125,000	171,490
Ernest G. Burgess III	12,000	34,490	125,000	171,490
Emil E. Hassan	16,000	34,490	125,000	175,490
Richard F. LaRoche, Jr.	24,000	34,490	125,000	183,490
Lawrence C. Tucker	12,000	34,490	125,000	171,490

(1) The directors were granted 7,500 shares in stock options on the date of the Annual Shareholders Meeting – May 8, 2014. These stock option grants have been computed in accordance with ASC Topic 718, Compensation-Stock Compensation. (2) Outside directors were each awarded a $125,000 bonus on February 10, 2014.

From time to time the Board may form independent committees. These committees are empowered to retain outside advisors and pay themselves additional compensation for their work. Mr. Robert G. Adams, as CEO of the Company, receives no compensation for service on the Board of Directors. Directors Abernathy, W.A. Adams, Burgess, Hassan, LaRoche and Tucker each attended four regular Board meetings in 2014, receiving $3,000 per meeting.

The Company’s directors do not participate in any other compensation plans or programs of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee were officers or employees of the Company at any time during 2014. Mr. Burgess served as NHC’s Senior Vice President of Operations for 20 years before retiring in 1994 and Mr. LaRoche served 27 years with NHC as Secretary and General Counsel (14 years as Senior Vice President) before retiring in May 2002. None of the members of our Compensation Committee have a relationship requiring disclosure by the Company under Item 404 of Regulation S-K other than Mr. Burgess whose daughter serves as the administrator of a center that is an affiliate of NHC in Murfreesboro, Tennessee. During 2014, no executive officer of the Company served as a member of the Board of Directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

We have carefully considered these compensation programs, always taking into account shareholders' concerns and feel that our programs and the compensation which they produce for not only our Named Executive Officers but also partners in all areas of the Company and its subsidiaries are vital to our continuing efforts to obtain and retain our partners and improve our competitive position.

PROPOSAL II

APPROVAL OF THE AMENDMENT TO

THE 2010 OMNIBUS EQUITY INCENTIVE PLAN

At the Meeting, the shareholders will be requested to approve an amendment to the National HealthCare Corporation 2010 Omnibus Equity Incentive Plan (the “2010 Equity Incentive Plan”).  The 2010 Equity Incentive Plan also includes an Employee Stock Purchase Plan (“ESPP”) and a Non-Statutory Stock Purchase Plan (“NSSPP”).  Although part of the 2010 Equity Incentive Plan the ESPP and NSSPP are administered separately and are subject to different rules.  As of March 9, 2015, there were 398,744 shares of Common Stock remaining available to be issued under the 2010 Equity Incentive Plan. Thus the shares authorized in the 2010 Equity Incentive Plan have been nearly depleted, and the Board recommends approval of an amendment to the 2010 Equity Incentive Plan to increase the number of shares available under the 2010 Equity Incentive Plan generally from 1,125,000 to 2,325,000 and under the ESPP from 75,000 to 250,000 to allow the Company flexibility in its overall compensation program and to promote the interests of NHC by providing incentives and rewards to employees, who are primarily responsible for the management, growth and financial success of the Company.

Since adoption of the 2010 Equity Incentive Plan, the Company has only issued Stock Options under the plan.  In addition, the Company has not issued any Options or other shares under the 2010 Equity Incentive Plan, other than the automatic grant to directors and the purchases under the ESPP and the NSSPP subplans since March 2011. Those options will terminate on February 29, 2016.  For these reasons, the Board has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the Amendment to the 2010 Equity Incentive Plan.

The following table sets forth information as of December 31, 2014, regarding our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	954,678	46.92	619,364
Equity compensation plans not approved by security holders	–	–	–
Total	954,678	46.92	619,364

The following is a brief description of the principal features of the 2010 Equity Incentive Plan, as amended by the Amendment. The only change to the 2010 Equity Incentive Plan is to increase the total number of shares available under the plan from 1,200,000 to 2,575,000. These shares will be designated as 250,000 shares under the

ESPP and 2,325,000 shares under the 2010 Equity Incentive Plan, generally.  All other provisions of the 2010 Equity Incentive Plan remain the same as currently in effect under the plan. The description below does not purport to be complete and is qualified in its entirety by the full text of the 2010 Equity Incentive Plan, which was filed as Appendix A to the Company’s proxy statement filed April 1, 2010.  The full text of the Amendment to the 2010 Equity Incentive Plan is attached hereto as Appendix A.

Description of the Plan

General.  The purposes of the 2010 Equity Incentive Plan are to (i) attract and retain the best available individuals for positions of substantial responsibility; (ii) motivate such individuals, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such individuals with those of the Company’s other shareholders by offering Options to purchase the Company’s Common Stock (“Options”), stock appreciations rights (“SARs”) and restricted stock and restricted stock unit awards (“Stock Awards”) and are intended to promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.  The 2010 Equity Incentive Plan also includes an Employee Stock Purchase Plan (“ESPP”) and a Non-Statutory Stock Purchase Plan (“NSSPP”).  Although part of the 2010 Equity Incentive Plan, the ESPP and NSSPP are administered separately and are subject to different rules. See the separate discussion below of each of these subplans. Approval of the amendment to the 2010 Equity Incentive Plan by shareholders of the Company will also be approval of the amendment to the ESPP.  The 2010 Equity Incentive Plan is designed to provide “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), including features designed to allow grants to meet the requirements for deductibility of executive compensation.

Administration.  The 2010 Equity Incentive Plan will be administered by the Board or the Compensation Committee of the Board (hereafter, the “Committee”).  The Committee is not obligated to treat participants uniformly, and determinations made under the 2010 Equity Incentive Plan may be made by the Committee selectively among participants who receive, or are eligible to receive, Options, SARs and Stock Awards (whether or not said participants are similarly situated). The Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act, members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of said Rule 16b-3. To the extent required for compensation realized from Options, Stock Awards, and SARs under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.

Shares Subject to the 2010 Equity Incentive Plan.  Subject to adjustment as provided by the terms of the 2010 Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the 2010 Equity Incentive Plan is 2,325,000 shares plus the number of shares to be issued pursuant to the ESPP which has a separate and additional maximum of 250,000. The shares issued under the 2010 Equity Incentive Plan may be currently authorized but unissued shares of Common Stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Shares covered by an award granted under the 2010 Equity Incentive Plan, or to which such an award relates, that are forfeited or otherwise terminates, expires unexercised or is cancelled without the delivery of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted.

In addition, the 2010 Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code. Under these limitations, no single Participant may receive Options or SARs in any 12-month period that, taken together, relate to more than 500,000 shares, subject to adjustment in certain circumstances.  Further, the maximum amount of compensation that may be payable to a Participant during any one calendar year under all Performance Unit Awards to such Participant for the calendar year, including any grant of a right to dividends under a restricted stock award, shall be $5,000,000. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to a Participant during any one calendar year shall be 500,000 share units.  These limits are subject to adjustment for changes in capitalization, merger or a sale of assets as set forth in Section 7.1 of the 2010 Equity Incentive Plan.  As of March 9, 2015, the closing price for one share of NHC Common Stock was $62.14.

New Plan Benefits.    Because benefits under the 2010 Equity Incentive Plan will depend on the Committee’s actions and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the amendment to the 2010 Equity Incentive Plan is approved by the shareholders.

Options.  Options granted under the 2010 Equity Incentive Plan may be either “incentive stock Options,” as defined in Section 422 of the Code, or non-statutory stock Options. The maximum term of a stock Option is ten years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The Options are generally granted at the fair market value of the Company’s stock on the date of grant.

Stock Appreciation Rights, Restricted Stock Awards, and Restricted Stock Unit Awards.  The Committee may grant Stock Appreciation Rights, Restricted Stock Awards, and Restricted Stock Units under the 2010 Equity Incentive Plan.  The terms and conditions of each SAR or Stock Award granted under the 2010 Equity Incentive Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Company and the participant in such form as the Committee shall approve, and shall be clearly identified therein as a SAR, Restricted Stock Award or Restricted Stock Unit Award.

Upon exercise of a SAR, the participant will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. Distributions to the participant may be made in Common Stock, in cash, or in a combination of stock and cash, as determined by the Committee.

Grants of Restricted Stock and Restricted Stock Units may be made by the Committee that are subject to vesting upon the satisfaction of performance criteria established by the Committee.  The Committee may also make grants of Restricted Stock and Restricted Stock Units that become vested upon the passage of a number of years of service as an employee of the Company.  Restricted Stock Units may be settled in Common Stock, in cash, or in a combination of stock and cash, as determined by the Committee.

The 2010 Equity Incentive Plan also continues the long-standing automatic grant to the independent directors of the Board. Currently, the 2010 Equity Incentive Plan provides that independent directors receive an Option to purchase 7,500 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year.  Such options will expire at the end of five years and vest immediately upon grant.

Performance Awards.  A performance award consists of a right that is denominated in cash or shares of Common Stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be granted by the Committee that are intended to satisfy the requirements for performance based compensation pursuant to Section 162(m) of the Code or that are not so intended. The amount of any performance award or the number of shares that may be awarded under a performance award is limited as described above in section “Shares Subject to the 2010 Equity Incentive Plan.”

No performance period shall exceed ten years from the date any performance award is granted. To the extent permitted by Section 162(m) of the Code, the Committee, as it deems appropriate, may revise the performance goals to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.

Performance criteria upon which the payment or vesting of a performance award that is intended to satisfy the requirements of Section 162(m) may be based shall be limited to one or more of the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total shareholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), (vii) earnings before taxes, and (viii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital). In the case of performance awards that are not intended to satisfy the requirements of Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion. Generally, the Committee will use annual pre-tax earnings for the performance goal, but may use any of the criteria set forth above, or any combination thereof, or a shorter or longer period of time.

At the end of a performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of performance awards, including the issuance of unrestricted shares where appropriate, shall generally be made as soon as practicable following the end of the performance period.

In the case of a performance award that is intended to satisfy the requirements of Section 162(m), the Committee shall make all determinations necessary to establish the terms of the Award in writing within 90 days of the beginning of the performance period (or before the lapse of more than 25 percent of the performance period, if less), including, without limitation, the designation of the Participant to whom the performance award is to be made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a performance award that is a subject to Section 162(m) must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable).

Eligibility.  Incentive stock Options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock Options, Awards and SARs may be granted under the 2010 Equity Incentive Plan to employees, directors and consultants of the Company, its subsidiaries, its affiliates, and National Health Corporation (“National”), as well as to persons to whom offers of employment as employees have been granted. The Committee, in its discretion, will select the individuals to whom Options, Awards and SARs will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

Terms and Conditions of Grants. Each grant under the 2010 Equity Incentive Plan shall be evidenced by a written award agreement between the Company and the individual participant and is subject to the following additional terms and conditions:

•

Exercise Price.  The Committee will determine the exercise price for the shares of Common Stock underlying each award at the time the award is granted. The exercise price for shares under an Option or SAR may not be less than 100% of the fair market value of the Common Stock on the date such Option is granted.

•

Fair Market Value.  For all purposes in the Plan, including the ESPP and NSSPP, the fair market value price for a share of Company Common Stock underlying each award is the closing price per share on the NYSE-MKT on the date the award is granted or such other date for which the value is to be determined under the 2010 Equity Incentive Plan. As of March 9, 2015, the closing price for one share of NHC Common Stock was $62.14.

•

Exercise of Award; Form of Consideration.  The Committee will determine when Options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement.  Under the 2010 Equity Incentive Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided, however, unless otherwise determined by the Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more.  The Committee may also permit a participant to elect to pay the exercise price upon the exercise of an incentive stock Option or nonqualified stock Option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock Option or nonqualified stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any minimum statutory tax withholding resulting from such exercise.  In addition, the Committee may allow a net exercise which will not require a cash payment of the exercise price, but will reduce the number of shares of Common Stock issued upon the exercise of such Option by the largest number of whole shares of Common Stock that have a fair market value which does not exceed the aggregate exercise price and any minimum statutory tax withholding.  For non-statutory stock Options and stock received from restricted Stock Awards or upon the exercise of SARs, the Option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

•

Nontransferability of Awards.  Except as otherwise provided by the Committee, awards under the Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant, except as set forth in Section 6.5.1 of the 2010 Equity Incentive Plan.

•

Other Provisions.  An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2010 Equity Incentive Plan, as may be determined by the Committee.  In addition, the 2010 Equity Incentive Plan specifically allows an Option award to permit that the Option may be exercised in whole or in part prior to vesting and prior to its expiration; provided the shares so exercised shall be held by the Company until vesting occurs or are canceled and the purchase price refunded if employment and Board membership terminates prior to vesting.

Termination of Employment.  In the event a participant shall cease to be employed by the Company, subsidiary, affiliate, or National on a full-time basis for any reason other than death, disability or Detrimental Activity (as defined in the 2010 Equity Incentive Plan), the unexercised portion of any Option or SAR held by such employee at that time shall lapse when such employee ceased to be so employed, provided, however, that such Option or SAR may be exercised for three (3) months after termination of employment.  In the event a participant shall cease to be employed by the Company, subsidiary, affiliate, or National by reason of his “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or death, the unexercised portion of any Option or SAR held by such participant at that time may only be exercised within 180 days after the date on which the participant ceased to be so employed, and only to the extent that the participant could have otherwise exercised such Option or SAR as of the date on which he ceased to be so employed; provided that in no event may such Option or SAR be exercised beyond the expiration of the term of the Option or SAR.  In the event a participant is terminated from employment with the Company, subsidiary, affiliate or National for Detrimental Activity (as defined in the 2010 Equity Incentive Plan) such participant’s right to exercise any Option, Stock Award or SAR granted hereunder, whether vested or non-vested, shall terminate upon notice of discharge.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.  In the event that the Company’s stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2010 Equity Incentive Plan, the number and class of shares of stock subject to any award outstanding under the 2010 Equity Incentive Plan, and the exercise price for shares subject to any such outstanding award.

In the event of a change of control of the Company, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution, adjustment or cash-out and termination of each outstanding award.  The 2010 Equity Incentive Plan provides that a Change in Control, as defined in the 2010 Equity Incentive Plan, shall cause the vesting date of each outstanding Option and SAR to accelerate and be exercisable and the restrictions on any Awards to lapse.

Amendment and Termination of the 2010 Equity Incentive Plan.  The Board may amend, alter, suspend or terminate the 2010 Equity Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2010 Equity Incentive Plan to the extent necessary to comply with the requirements of Sections 422, 423, and 162(m) of the Code or other applicable law or if such approval is deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.  No such action by the Board or shareholders may alter or impair any award previously granted under the 2010 Equity Incentive Plan without the written consent of the participant. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding; provided, however, that no Options, SARs or Awards may be granted under the Plan after the ten (10) year anniversary of the effective date.

Federal Income Tax Consequences Relating to the 2010 Equity Incentive Plan

The federal income tax consequences to the Company and its employees of awards under the 2010 Equity Incentive Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2010 Equity Incentive Plan. Recipients of awards under the 2010 Equity Incentive Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2010 Equity Incentive Plan. The tax consequences related to the issuance of each is discussed separately below. However, the federal tax consequences relating to the grants under the ESPP are discussed in the section below describing the ESPP.

Options.  As noted above, Options granted under the 2010 Equity Incentive Plan may be either incentive stock Options or non-qualified stock Options. Incentive stock Options are options which are designated as such by the Company and which meet certain requirements under Section 422 of the Code and the regulations thereunder. Any Option which does not satisfy these requirements will be treated as a non-qualified stock Option.

Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock Option. If the participant holds shares acquired through the exercise of an incentive stock Option for the later of two years after the date the Option was granted or one year after exercise of the Option, the difference between the exercise price and the amount realized upon sale or disposition of the Option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, provided that the deduction is not otherwise disallowed under the Code. Any additional gain or loss in excess of the fair market value of the shares at the time of exercise will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.  While the exercise of an incentive stock Option does not result in current, taxable income, the excess of the fair market value of the Option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Nonqualified Stock Options.  Nonqualified stock Options granted under the 2010 Equity Incentive Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the participant. A participant generally will not recognize any taxable income at the time he or she is granted a nonqualified stock Option. However, upon its exercise, the participant will recognize ordinary compensation income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.  The income realized by the participant will be subject to income and other employee withholding taxes.

The participant’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such Option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock Option, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock Option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock Option. However, upon the exercise of a nonqualified stock Option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the award is granted.  Upon the settlement of the SAR, if the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time it is received. If the employee receives the appreciation inherent in the SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the

Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary compensation income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Award.  Generally, the recipient of a Restricted Stock Award will not recognize any taxable income at the time the award is granted.  The recipient of a Restricted Stock Award will generally recognize ordinary compensation income at the time the Company’s Common Stock associated with the Restricted Stock Award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time or meet certain goals or he or she will otherwise forfeit the shares) when it is received under the 2010 Equity Incentive Plan the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as Restricted Stock Awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a Restricted Stock Award under the 2010 Equity Incentive Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. With respect to any award that is a Restricted Stock Award, a participant can make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of the grant in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. Any subsequent sale of stock that is acquired after the restrictions lapse is subject to capital gains treatment.

If a recipient of a restricted Stock Award receives the cash equivalent of Company Common Stock (in lieu of actually receiving Company Common Stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

In the year that the recipient of a Restricted Stock Award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan (the “ESPP”) is a subplan within the 2010 Equity Incentive Plan.  Approval by the Shareholders of Proposal II will also be approval of the amendment to the ESPP.  The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.

General Description. Under the ESPP, eligible employees who enroll in the ESPP and authorize the Company to make payroll deductions as specified by the employee to be credited to his or her contribution account under the ESPP.  The purchase period begins on the first trading day of a calendar year and ends on the last trading day of the calendar year. At the end of a purchase period, stock is purchased for a price per share as determined by the Board, but not less than eighty-five percent (85%) of the fair market value of a share of stock on the beginning of the purchase period or the end of the purchase period, whichever is lower.  The ESPP is administered by the Board and is generally subject to the administrative procedures and other rules set forth in the 2010 Equity Incentive Plan, except as specifically modified in the ESPP subplan.  The Board has the authority in its discretion to make rules and regulations for the administration of the ESPP, and its interpretations and decisions with respect to the ESPP are final.  The Board may appoint such other persons as it deems appropriate to administer the ESPP.

Maximum of Number of Plan Shares. The maximum number of shares that can be issued under the ESPP is 250,000.  The maximum number of shares that can be purchased by any one employee during a purchase period may not exceed $25,000 divided by the fair market value of the stock on the grant date.  The grant date is the first day of the purchase period. The number of shares granted under the ESPP will not be counted against and will not reduce the number of shares available for grant pursuant to Section 4.1 of the 2010 Equity Incentive Plan. The maximum number of shares that can be issued under the ESPP is subject to adjustment in accordance with Section 7.1 of the 2010 Equity Incentive Plan for any reorganization, merger, consolidation, recapitalization, or similar transaction.

Eligible Employees.  All employees of the Company are eligible to participate in the ESPP on his or her date of employment.  In addition, all employees of subsidiaries of the Company that are designated by the Board to be subject to the ESPP are eligible to participate in the ESPP. Otherwise, neither the Board nor the Committee have any discretion to determine who is eligible to participate in the ESPP.

Participant Elections. Each eligible employee may elect to participate in the ESPP by authorizing a payroll deduction in an exact number of dollars per period of not less $10.00 per pay period.

Election Changes or Withdrawal from ESPP.  The ESPP provides that an employee may discontinue or change his or her contribution rate during the purchase period.   If a participant discontinues contributions during the purchase period, he or she may not again elect to make contributions during that period.  Further a participant may withdraw some or all of the participant’s prior contribution twice during the purchase period.  Regardless of such discontinuance of contributions or withdrawals, any balance to the participant’s credit on the exercise date will be used to purchase shares in accordance with the ESPP.

Purchases of Stock.  On the last day of the purchase period, the participant’s contribution account will be used to purchase the number of whole shares of Common Stock of the Company equal to the participant’s contribution account divided by the purchase price. Any money remaining in the participant’s contribution account because it is not sufficient to purchase a whole share will remain in the account to be used in the next purchase period unless the participant requests that the balance be returned to him or her.

Purchase Price. The purchase price is as determined by the Board, but not less than eighty-five percent (85%) of the lesser of the fair market value of the Common Stock on the first day of the purchase period or the last day of the purchase period.

Share adjustments upon corporate transaction.  The Plan provides that upon a share split, recapitalization, merger, acquisition, or similar transaction the Committee shall appropriately adjust the number of shares of Common Stock (and the price per share) subject to the unexercised portion of any outstanding share purchase rights under the plan.

Shareholder Rights.  Each Participant in the ESPP will (a) be regarded as the owner of each share purchased for his or her account from the date of purchase; (b) possess all voting rights associated with ownership of a share of Common Stock and (c) be entitled to any dividends paid with respect to such shares.

Rights on Retirement, Death or Termination of Employment. In the event of a participant’s termination of employment during the purchase period, except by reason of death or retirement, his or her participation in the ESPP will terminate immediately and the participant’s contribution account balance will be paid to such participant as soon as practical thereafter.  If the participant dies or retires during the purchase period, the participant or his estate may withdraw the participant’s contribution account balance.  If the participant or his estate does not elect to withdraw the participant’s contribution account balance, the contribution account balance will be used to purchase shares at the end of the purchase period.

Federal Tax Consequences.  The following discussion of the federal tax consequences associated with the ESPP is necessarily general and does not include all aspects of federal income tax laws which may be relevant to any participant in the ESPP. Accordingly, each participant should consult a tax advisor to determine all tax effects.

The ESPP is intended to qualify as an “Employee Stock Purchase Plan” as defined in Section 423 of the Code. If a holding period requirement and an employment requirement are met, rights issued to an employee under such plans do not result in taxable income to the employee either upon the grant of rights or upon their exercise even if the exercise price is less than the fair market value of the stock at the time of exercise. However, the lesser of (a) the difference between the fair market value of the shares on the date of disposition or death and the price paid for the shares, or (b) the difference between the fair market value of the shares on the date of grant and the exercise price on that date, will be treated as compensation income in the year in which the employee disposes of such shares of stock (provided the holding period requirement is met) or in the year of the employee’s death (whenever occurring) if the employee’s death occurs while owning such shares. If the holding period requirement is not met because the employee disposes of such shares of stock prior to two years after the grant of the right or within one year of the purchase of the stock or the employment requirement is not met because at all times during the period beginning with the date of the granting of the Option and ending on the day three months before the date of exercise he or she is not an employee of the Company or its subsidiaries, he or she will realize ordinary compensation income to the extent of the difference between the exercise price and the fair market value of the stock at the date the right was exercised.

Neither the issuance nor exercise of rights under the ESPP nor the subsequent qualifying disposition of shares of stock acquired under the ESPP will create an item of income or deduction to the Company. However, if the employee realizes ordinary income in the amount of the difference between the exercise price and the value of the shares at the time of exercise by reason of a disqualifying disposition, then the Company will be entitled to a deduction at the same time and in the same amount. If upon the sale of the shares by the employee, gain is realized over the amount paid for the shares plus any amount treated as ordinary compensation income to the employee, such gain, under current tax laws, would be capital gain.

Non-Statutory Stock Purchase Plan

The Non-Statutory Stock Purchase Plan (the “NSSPP”) is another subplan within the 2010 Equity Incentive Plan.  The NSSPP is intended for the benefit of employees of the Company, National, and any subsidiaries or affiliates of the Company or National that the Board has authorized to participate in the NSSPP. The NSSPP is not intended to qualify for favorable tax treatment under Section 423 of the Code.

General Description. Except as set forth in this section, the NSSPP is intended to operate in substantially the same manner as the ESPP.  The primary difference in the NSSPP from the ESPP is with respect to eligibility to participate, and the fact that unlike the ESPP, the NSSPP is not intended to qualify for favorable tax treatment under Section 423 of the Code.  All Options granted under the NSSPP will be treated as non-qualified Options.

Maximum Number of Plan Shares.  There is no separate maximum number of shares that can be issued under the NSSPP, but the number of shares granted under the NSSPP will be counted against and will reduce the number of shares available for grant pursuant to Section 4.1 of the 2010 Equity Incentive Plan.  The maximum number of shares that can be purchased by any one employee may not exceed $25,000 divided by the fair market value of the stock on the grant date.  The grant date is the first day of the purchase period. The maximum number of shares that can be issued under the NSSPP is subject to adjustment in accordance with Section 7.1 of the 2010 Equity Incentive Plan for any reorganization, merger, consolidation, recapitalization, or similar transaction.

Eligible Employees.  Employees of NHC, National, or any of their subsidiaries or affiliates who are not eligible to participate in the ESPP as determined by the Board are eligible to participate in the NSSPP.

Federal Tax Consequences.  The federal income tax consequences of participating in the NSSPP are the same as with respect to any nonqualified stock Option.  See the general discussion with respect to nonqualified stock Options for the federal tax consequences of participating in the NSSPP.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at the meeting is required for approval of the Amendment to the 2010 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and must make such filings with the SEC within 2 days of any applicable transaction. The Company reminds all of the officers and directors of this requirement monthly.

To the Company's knowledge and based on the review of the copies of such forms received by it and monthly statements provided by officers and directors, the Company believes that during 2014 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were filed timely except for a filing by Director Hassan, reporting two transactions, a filing by Officer Lassiter, updating common and preferred totals according to transactions incorrectly reported on 1/21/2005 and 11/07/2007, and an amendment to Director W.A. Adams’ 2013 Form 5 reporting a transaction which did not occur. Each of these corrections were made on Form 5s filed on February 9, 2015.

SECURITIES OWNED BY DIRECTORS & OFFICERS

The following table presents the security ownership of management, showing the ownership of directors, Named Executive Officers and directors and executive officers as a group as of the end of business on March 9, 2015.

Name of Beneficial Owner	Amount & Nature of Common Stock Beneficial Ownership(1)	Percent of Class	Amount & Nature of Preferred Stock Beneficial Ownership	Percent of Class
J. Paul Abernathy, M.D., Director	49,018(2)	*	12,388	*
Robert G. Adams, Chairman & CEO	544,887(3)	3.8%	662,789(3)	6.1%
W. Andrew Adams, Director	801,166(4)	5.6%	518,589(4)	4.8%
Ernest G. Burgess III, Director	160,610(5)	1.1%	146,210	1.3%
Emil E. Hassan, Director	68,009(6)	*	-0-	*
Richard F. LaRoche, Jr., Director	475,877(7)	3.3%	481,061(7)	4.4%
Lawrence C. Tucker, Director	150,000(8)	1.1%	-0-	*
Donald K. Daniel, SVP & Controller, Prin. Accounting. Officer	278,457(9)	2.0%	141,073(9)	1.3%
Stephen F. Flatt, President	33,708(10)	*	-0-	*
Charlotte A. Swafford, SVP & Treasurer	252,150(11)	1.8%	152,978(11)	1.4%
Michael Ussery, Chief Operating Officer	110,423(12)	*	37,257	*
Directors & Executive Officers as a Group (15 people)	3,653,319(13)	24.3%	3,067,144	28.3%

* Less than 1%

(1) Each share of Series A Convertible Preferred Stock is convertible into .24204 of a share of Common Stock at any time at the option of the holder. The percentages shown are based on 14,112,169 shares of Common Stock outstanding plus, as to each individual listed, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming the exercise of options that are exercisable within 60 days and assuming the conversion of the Preferred Stock held by such holder (but not the conversion of Preferred Stock by any other holder). The percentage shown for the Preferred Stock is based on 10,836,659 shares of Preferred Stock outstanding.

(2) Includes 2,998 shares issuable upon conversion of the Preferred Stock and 24,773 shares issuable upon the exercise of options.

(3) Includes 160,421 shares issuable upon conversion of the Preferred Stock. Of these shares, 369,466 common shares and 662,789 preferred shares are owned by trusts and partnerships of which Mr. R. G. Adams is the trustee or general partner.

(4) Includes 125,519 shares issuable upon conversion of the Preferred Stock and 27,490 shares issuable upon the exercise of options. Of these shares, 648,157 common shares and 518,589 preferred shares are owned by trusts and partnerships of which Mr. W.A. Adams is the trustee or general partner. In addition, 97,376 common shares and 468,175 preferred shares have been pledged as security for a loan by Mr. W. A. Adams.

(5) Includes 35,389 shares issuable upon conversion of the Preferred Stock and 30,000 shares issuable upon the exercise of options. Of these shares, 94,296 common shares have been pledged as security for a loan by Ernest G. Burgess

(6) Includes 30,000 shares issuable upon the exercise of options.

(7) Includes 116,436 shares issuable upon conversion of the Preferred Stock and 30,000 shares issuable upon the exercise of options. Of these shares, 157,221 shares of Common Stock and 481,061 shares of Preferred Stock are owned by trusts and partnerships of which Mr. LaRoche is the trustee or general partner. In addition, 332,152 common shares and 481,061 preferred shares have been pledged as security for a loan by Mr. LaRoche.

(8) Includes 15,000 shares issuable upon the exercise of options.

(9) Includes 34,145 shares issuable upon conversion of the Preferred Stock. Of these shares, 244,310 shares of Common Stock and 141,073 shares of Preferred Stock are owned by partnerships of which Mr. Daniel is the general partner.

(10) Of these shares, 6,735 common shares have been pledged as security for a loan by Mr. Flatt.

(11) Includes 37,027 shares issuable upon conversion of the Preferred Stock. Of these shares, 61,548 shares of Common Stock and 147,937 shares of Preferred Stock are owned by a trust of which Ms. Swafford is the trustee. In addition, 29,000 common shares have been pledged as security for a loan by Ms. Swafford

(12) Includes 9,018 shares issuable upon conversion of the Preferred Stock. Of these shares, 35 shares of Common Stock are in the name of a minor child.

(13) Includes 742,372 shares issuable upon conversion of the Preferred Stock and 157,263 shares issuable upon the exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Persons

NHC employs three persons who are immediate family members of directors and/or executive officers as described in this Proxy Statement under the caption “Directors & Executive Officers of Registrant” and who receive in excess of $120,000 in salary and benefits. J. Buckley Winfree is the son-in-law of Robert G. Adams and is the Administrator of AdamsPlace in Murfreesboro, Tennessee, a wholly-owned subsidiary of NHC/OP, L.P., a wholly-owned subsidiary of NHC). Lynn B. Foster is the daughter of Ernest G. Burgess III and serves as Administrator of NHC HealthCare, Murfreesboro, which is managed by NHC. Both administrators are compensated in accordance with the same standards that are applied to administrators at NHC owned, managed or leased nursing facilities. Terry L. Leeman is the son-in-law of Robert G. Adams and is the Executive Director of Nutritional Support Services located in Knoxville, Tennessee.

National Health Investors, Inc.

In 1991, NHC formed NHI as a wholly-owned subsidiary. The Company then transferred to NHI certain healthcare facilities owned by us and distributed the shares of NHI to NHC’s shareholders. The distribution had the effect of separating NHC and NHI into two independent public companies. As a result of the distribution, all of the outstanding shares of NHI were distributed to the then NHC investors. NHI is listed on the New York Stock Exchange and at December 31, 2014, NHC owned 1,630,642 shares (4.4%) of NHI’s outstanding Common Stock.

On October 17, 1991, concurrent with NHC’s conveyance of real property to NHI, the Company leased from NHI the real property of 40 long-term healthcare centers and three retirements centers. Each lease was for an initial term originally expiring December 31, 2001, with two additional five-year renewal terms at NHC’s option, assuming no defaults.

At December 31, 2014, we lease from NHI the real property of 35 skilled nursing facilities, seven assisted living centers and three independent living centers under two separate lease agreements. As part of the first lease agreement, we also sublease four Florida skilled nursing facilities to four separate corporations, none of which we own or control.

On January 1, 2007, a 15-year lease extension began which included three additional five-year renewal options. On December 26, 2012, NHC extended the lease agreement through the first of the three additional five-year renewal options, which extended the lease date through 2026. The two additional five-year renewal options on the lease still remain. Under the terms of the lease, base rent totals $30,750,000 with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year. The percentage rent is based on a quarterly calculation of revenue increases and is payable on a quarterly basis. Percentage rent for 2014 was approximately $2,334,000.

On September 1, 2013 and under a second lease agreement, NHC began operating seven skilled nursing facilities in New Hampshire and Massachusetts. The 15 year lease term consists of base rent of $3,450,000 annually with rent escalating by 4% of the increase in facility revenue over a 2014 base year. Additionally, NHC has the option to purchase the seven facilities from NHI in the 13th year of the lease for a purchase price of $49,000.000.

On September 1, 2013, NHC purchased the real property of six skilled nursing facilities from NHI for $21 million in cash. The six facilities, which are located in Columbia (2), Knoxville and Springfield, Tennessee; Madisonville, Kentucky and Rossville, Georgia, had been leased and operated by NHC since 1991 and have a total of 650 beds. With the purchase of the six skilled nursing facilities, NHC’s lease payment under the first lease agreement decreased annually by $2.95 million.

National Health Corporation

National Health Corporation (“National”), which is wholly-owned by the National Health Corporation Leveraged Employee Stock Ownership Plan (“ESOP”), was formed in 1986 and served as NHC’s administrative general partner when it operated as a master limited partnership through December 31, 1997. Currently, NHC manages five centers for National under a management contract that has been extended until January 1, 2018.

In conjunction with NHC’s management contract, the Company has entered into a line of credit arrangement whereby amounts may be due to or from National from time to time. The maximum loan commitment under the line of credit is $2,000,000. There is no amount outstanding to disclose as it carried a zero [0] balance for the year 2014. The interest rate on the line of credit is 85% of prime and the final maturity is January 1, 2018. During 1991, NHC borrowed $10,000,000 from National. The term note payable required quarterly interest payments at 8.5% until December 31, 2007 and at 85% of the prime rate thereafter. This note was renewed on January 1, 2008, with the entire principal due at maturity in 2018.

National provides payroll services to NHC and provides employee fringe benefits. We pay to National all the costs of personnel employed for our benefit, as well as an administrative fee equal to 1% of payroll costs. At December 31, 2014 National owned  1,046,147 shares (or approximately 7.4%) of NHC’s outstanding Common Stock and 1,271,147 shares (or approximately 11.7%) of the outstanding Preferred Stock. Please refer to Note 3 of the consolidated financial statements of the 2014 Form 10-K for more detail regarding NHC’s relationship with National.

Policies and Procedures for Related Party Persons Review

The Audit Committee of our Board of Directors reviews and evaluates any transaction, arrangement or relationship in which NHC or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 in which an executive officer, director, director nominee or 5% shareholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest.

The Company’s related party policy is in writing and is a part of the Audit Committee Charter which is published on our website. A related party transaction reviewed under the policy will be considered ratified if it is approved by the Audit Committee (the “Committee”) after full disclosure of the related party’s interest in the transaction. As appropriate for the circumstances, the Committee will review and consider:

•

the related party’s interest in the related party transaction;

•

the approximate dollar value of the amount involved in the related party transaction;

•

whether the transaction was undertaken in the ordinary course of the Company’s business;

•

whether the terms of the transaction are proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been, or have been, reached with an unrelated third party;

•

the purpose of, and the potential benefits to us of, the transaction;

•

whether any alternatives were considered that would not have involved a transaction with a related party; and

•

any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in the Company’s best interest. The Committee may impose any conditions on the Company in connection with the related party transaction that it deems appropriate.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has adopted the “NHC Valuesline” program in order to enable employees, shareholders, and any other interested party to communicate (on a non-identifiable basis if so desired) with the NHC Compliance Officer, NHC executive officers, and the NHC Board. The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Compliance Officer and establishes a date by which the caller can obtain a response to the communication, if so requested. The Compliance Officer will forward any inquiries to or about executive officers or directors to the Corporate Secretary, who will coordinate any necessary communication and response. All shareholder communications concerning officers, directors, or corporate board questions are relayed to the Board of Directors. The Compliance Officer meets at least annually with the Board in Executive Session.

SHAREHOLDER PROPOSALS

Proposals from shareholders intended for inclusion in the Proxy Statement and form of proxy for the 2016 Annual Meeting of Shareholders must be received by the Company on or before December 3, 2015. Proposals submitted after December 3, 2015 will be considered untimely for the 2016 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8(e). Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request. In addition, if the Company is not notified by February 16,  2016 of a proposal to be brought before the 2016 Annual Meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. The Company utilizes the services of Broadridge Financial Solutions to disseminate its proxy materials. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

WEBSITE INFORMATION

The NHC website (www.nhccare.com) contains information on the Company, including public filings such as 10-Qs, 10-Ks, Statements of Beneficial Ownership, press releases and the like. We also maintain the following documents on the website, all of which we are incorporating herein by reference as though copied verbatim:

- The Restated Audit Committee Charter,

- The Compensation Committee Charter,

- The Nominating and Corporate Governance Committee Charter,

- Valuesline information, and

- The NHC Code of Ethics.

The Code of Ethics has been adopted for all employees, officers and directors of the Company. If there are any amendments or waivers to the Code of Ethics, it will be published on the website. The Company amended its Code of Ethics in January of 2009 to more closely follow SEC and NYSE requirements. To date there have been no waivers to the Code of Ethics.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. Our press releases for at least the last three years can be accessed on the press release page and there are also listings of the various services that the Company provides, a listing of the facilities and their locations, information on long-term care insurance and job opportunities. The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/John K. Lines
John K. Lines, Secretary, SVP & General Counsel

April 1, 2015

Murfreesboro, Tennessee

Appendix A

AMENDMENT TO NATIONAL HEALTHCARE CORPORATION

2010 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment to the National HealthCare Corporation 2010 Omnibus Equity Incentive Plan (the “Plan”) of National HealthCare Corporation (the “Company”), was approved by the Company’s Board of Directors on March 10, 2015.

1.

Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1.

Number.  Subject to Section 7.1, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries and for which Options, may be granted under the Plan shall be equal to the sum of 2,325,000 shares of Common Stock, such limitation shall not include the separately stated maximum number of shares of Common Stock set forth in Section 17.10 with respect to the Employee Stock Purchase Plan.  No person may receive Options, SARs or any combination of either during any 12-month period to purchase or representing more than 500,000 shares of Common Stock.

2.

Section 17.10 of the Plan shall be deleted in its entirety and replaced with the following:

17.10.

Maximum Number of Shares.  Subject to Section 7.1, the maximum number of shares of Common Stock that may be issued with respect to options granted under the Employee Stock Purchase Plan shall be equal to the sum of 250,000 shares of Common Stock.

3.

The Plan remains in full force and effect, and is unmodified except as expressly set forth herein.

-End of Amendment-

PROXY

NATIONAL HEALTHCARE CORPORATION

Annual Meeting of Shareholders

 May 7, 2015

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Stephen F. Flatt and/or John K. Lines as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National HealthCare Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at City Center on the 14th Floor, 100 E. Vine Street, Murfreesboro, Tennessee, on Thursday, May 7, 2015, at 4:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF	For nominees listed below:
DIRECTORS	(1) J. Paul Abernathy	For Against Abstain
□ □ □
	(2) Robert A. Adams	For Against Abstain □ □ □
2. APPROVAL OF AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN
For Against Abstain □ □ □

You may withhold authority to vote for any nominee by lining through or otherwise striking out the name of any nominee.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting, including any matter that NHC did not have notice of by February 15, 2015.

******

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM I.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

_________________________________________ Signature	________________________________ Date
_________________________________________ Signature (Joint Owners)	________________________________ Date